AMENDMENT
To Transfer Agency and Service Agreement
Between
Allianz Funds Multi-Strategy Trust
And
Boston Financial Data Services, Inc.
This Amendment is made as of this 21st day of June, 2013, between Allianz Funds Multi-Strategy Trust and Boston Financial Data Services, Inc. In accordance with Section 17 (Additional Funds) and Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated October 3, 2008, as amended, (the “Agreement”) the parties desire to amend the Agreement as set forth herein.
NOW THEREFORE, the parties agree as follows:
1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of July 1, 2013; and

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST, ON BEHALF OF EACH PORTFOLIO LISTED ON SCHEDULE A, INDIVIDUALLY AND NOT JOINTLY OR JOINTLY AND SEVERALLY	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:

Name:	Name:	Tracy W. Shelby
Title:	Title:	Managing Director

SCHEDULE A
Dated: June 21, 2013

Allianz Funds Multi-Strategy Trust
AllianzGI Behavioral Advantage Large Cap Fund (f/k/a Allianz F&T Behavioral Advantage Large Cap Fund)
AllianzGI China Equity Fund (f/k/a Allianz RCM China Equity Fund)
AllianzGI Convertible Fund (f/k/a Allianz AGIC Convertible Fund)
AllianzGI Disciplined Equity Fund (f/k/a Allianz RCM Disciplined Equity Fund)
AllianzGI Dynamic Emerging Multi-Asset Fund
AllianzGI Global Allocation Fund (f/k/a Allianz Global Investors Solutions Global Allocation Fund)
AllianzGI Global Fundamental Strategy Fund*
AllianzGI Global Growth Allocation Fund (f/k/a Allianz Global Investors Solutions Global Growth Allocation Fund)
AllianzGI Global Managed Volatility Fund (f/k/a Allianz AGIC Global Managed Volatility Fund)
AllianzGI Global Water Fund (f/k/a Allianz RCM Global Water Fund)
AllianzGI High Yield Bond Fund (f/k/a Allianz AGIC High Yield Bond Fund)
AllianzGI International Small-Cap Fund (f/k/a Allianz RCM International Small-Cap Fund and Allianz AGIC International Growth Opportunities Fund)
AllianzGI Micro Cap Fund (f/k/a Allianz AGIC Micro Cap Fund)
AllianzGI Multi-Asset Real Return Fund
AllianzGI NFJ Emerging Markets Value Fund
AllianzGI NFJ Global Dividend Value Fund (f/k/a Allianz NFJ Global Dividend Value Fund)
AllianzGI NFJ International Small-Cap Value Fund (f/k/a Allianz NFJ International Small-Cap Value Fund)
AllianzGI NFJ International Value II Fund (f/k/a Allianz NFJ International Value II Fund)
AllianzGI Redwood Fund (f/k/a Allianz RCM Redwood Fund)
AllianzGI Retirement 2015 Fund (f/k/a Allianz Global Investors Solutions 2015 Fund)
AllianzGI Retirement 2020 Fund (f/k/a Allianz Global Investors Solutions 2020 Fund)
AllianzGI Retirement 2025 Fund (f/k/a Allianz Global Investors Solutions 2025 Fund)
AllianzGI Retirement 2030 Fund (f/k/a Allianz Global Investors Solutions 2030 Fund)
AllianzGI Retirement 2035 Fund (f/k/a Allianz Global Investors Solutions 2035 Fund)
AllianzGI Retirement 2040 Fund (f/k/a Allianz Global Investors Solutions 2040 Fund)
AllianzGI Retirement 2045 Fund (f/k/a Allianz Global Investors Solutions 2045 Fund)
AllianzGI Retirement 2050 Fund (f/k/a Allianz Global Investors Solutions 2050 Fund)
AllianzGI Retirement 2055 Fund (f/k/a Allianz Global Investors Solutions 2055 Fund)
AllianzGI Retirement Income Fund (f/k/a Allianz Global Investors Solutions Retirement Income Fund)
AllianzGI Short Duration High Income Fund (f/k/a Allianz RCM Short Duration High Income Fund)
AllianzGI Structured Alpha Fund
AllianzGI U.S. Emerging Growth Fund (f/k/a Allianz AGIC U.S. Emerging Growth Fund)
AllianzGI U.S. Equity Hedged Fund
AllianzGI Ultra Micro Cap Fund (f/k/a Allianz AGIC Ultra Micro Cap Fund)

*	Effective as of July 1, 2013